INVESTMENT ADVISORY AGREEMENT:


 Registrant incorporates by reference EX-99.(D)(4) of Form 485BPOS, dated and filed on April 4, 2016.
   (SEC Accession No. 0001193125-17-213464)



SUB-ADVISORY AGREEMENT:

Registrant incorporates by reference EX-99.(D)(12) of Form 485BPOS, dated and filed on April 14, 2016.
   (SEC Accession No. 0001193125-17-213464)